Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of NovaDel Pharma Inc. on Form S-3 of our report dated November 11, 2004, on our audit of the financial statements of NovaDel Pharma Inc. as of July 31, 2004, and for the year then ended, which report is included in the Annual Report on Form 10-KSB for the year ended July 31, 2004. We also consent to the reference to our firm under the caption “Experts”.

/s/ J.H. Cohn LLP

Roseland, NJ
July 6, 2005